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                                                                   EXHIBIT 10.45


April 7, 1997


Thomas D. Nugent
4036 Wellington Lane
Grapevine, TX  76051

Dear Tom:

We are pleased to offer you the position of Executive Vice President and Chief Financial Officer of RentX Industries.

The terms of your employment are as follows:

Base Salary:         $130,000 annually ($5,000 per pay period).

Bonus: 40% of base salary, assuming the annual budgeting goals of RentX are satisfied and your performance is fully effective (with $35,000 of that amount guaranteed and paid at $1,346.15 per pay period).

Car Allowance:       $350 per month

Options: Stock options to purchase 36,000 shares of common stock in RentX pursuant to RentX's "Non-qualified employee stock option plan". The exercise price on these options will vest 20% at the end of each year for five years, beginning one year from your start date, but will become 100% vested upon the completion of a sale of the company. The vesting options require your employment with the company on each anniversary date.

                     You will be able to purchase preferred A stock in RentX, on the same basis as the original investors.

Relocation:          Up to $30,000 to be used as you see fit for all relocation costs (i.e., including real estate commissions, interim living, transportation, house hunting trips, closing costs, etc.)

THIS DOES NOT REPRESENT AN EMPLOYMENT CONTRACT, EITHER EXPRESS OR IMPLIED. IT IS EXPRESSLY UNDERSTOOD THAT YOUR CONTINUED EMPLOYMENT IS AT WILL.
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Thomas D. Nugent
April 7, 1997
Page 2


Tom, we are excited to have you join the RentX team, and I look forward to working with you. Please sign below to indicate your agreement that this accurately represents the entire understanding between yourself and RentX Industries, Inc.




                            RentX Industries, Inc.



                            By:    /s/ Arnie Bernstein
                                   ------------------------------------
                                   Arnie Bernstein, President-CEO

Acknowledged and Agreed:




/s/ Thomas D. Nugent, 4-10-97
-----------------------------
Thomas D. Nugent